Exhibit 99.2

SPAR Group Announces Second Quarter 2012 Conference Call
on August 13, 2012 at 11:00 am EDT

TARRYTOWN, NY--(08/08/12)- SPAR Group, Inc. (SGRP) (the "Company" or "SPAR Group"), a leading supplier of retail merchandising and other marketing services throughout the United States and internationally, announced today that the Company will host a shareholder update conference call on Monday, August 13, at 11:00 a.m. Eastern Daylight Time.  Hosting the call for the Company will be Gary Raymond, its President and Chief Executive Officer, and Jim Segreto, its Chief Financial Officer.  During the call Mr. Raymond and Mr. Segreto will discuss the Company's Second Quarter 2012 financial results and provide a shareholder update on recent business developments.

Conference Call Details:
Date: Monday, August 13, 2012
Time: 11:00 a.m. EDT
Dial In-Number: 1-877-941-2068
International Dial-In Number: 1-480-629-9712

It is recommended that participants dial in approximately 5 to 10 minutes prior to the start of the 11:00 a.m. call.  A telephonic replay of the conference call may be accessed approximately three hours after the call through August 20, 2012 by dialing 1-877-870-5176, or 1-858-384-5517 for international callers, and entering the replay pin number 4557630.

There will also be a simultaneous audio feed webcast and archived recording of the conference call available at http://www.sparinc.com under the "Investor Relations" menu section and "News Releases" sub-menu of the website, or you may use the link audio feed and archived recording of the conference call available at http://www.viavid.net/.

About SPAR Group
SPAR Group, Inc. is a diversified international merchandising and marketing services Company and provides a broad array of services worldwide to help companies improve their sales, operating efficiency and profits at retail locations. The Company provides merchandising and other marketing services to manufacturers, distributors and retailers worldwide, primarily in mass merchandiser, office supply, grocery, drug, independent, convenience, electronics, toy and specialty stores, as well as providing furniture and other product assembly services, in-store events, radio frequency identification ("RFID") services, technology services and marketing research. The Company has supplied these project and product services in the United States since certain of its predecessors were formed in 1979 and internationally since the Company acquired its first international subsidiary in Japan in May of 2001. Product services include restocking and adding new products, removing spoiled or outdated products, resetting categories "on the shelf" in accordance with client or store schematics, confirming and replacing shelf tags, setting new sale or promotional product displays and advertising, replenishing kiosks, providing in-store event staffing and providing assembly services in stores, homes and offices.  Other merchandising  services include whole store or departmental product sets or resets (including new store openings), new product launches, in-store demonstrations, special seasonal or promotional merchandising, focused product support and product recalls. The Company operates throughout the United States and internationally in 10 of the most populated countries, including China and India. For more information, visit the SPAR Group's website at http://www.sparinc.com/.

Certain statements in this news release and such conference call are forward-looking, including (without limitation) expectations or guidance respecting customer contract expansion, growing revenues and profits through organic growth and acquisitions, attracting new business that will increase SPAR Group's revenues, continuing to maintain costs and consummating any transactions. Undue reliance should not be placed on such forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond the Company's control. The Company's actual results, performance and trends could differ materially from those indicated or implied by such statements as a result of various factors, including (without limitation) the continued strengthening of SPAR Group's selling and marketing functions, continued customer satisfaction and contract renewal, new product development, continued availability of capable dedicated personnel, continued cost management, the success of its international efforts, success and availability of acquisitions, availability of financing and other factors, as well as by factors applicable to most companies such as general economic, competitive and other business and civil conditions. Information regarding certain of those and other risk factors and cautionary statements that could affect future results, performance or trends are discussed in SPAR Group's most recent annual report on Form 10-K, quarterly reports on Form 10-Q, and other filings made with the Securities and Exchange Commission from time to time. All of the Company's forward-looking statements are expressly qualified by all such risk factors and other cautionary statements.

Contact:

James R. Segreto
Chief Financial Officer
SPAR Group, Inc.
(914) 332-4100

Investors:
Alan Sheinwald
Alliance Advisors, LLC
(212) 398-3486
asheinwald@allianceadvisors.net